UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2012

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AS SEEN ON TV, INC.

(Exact name of registrant as specified in its charter)

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Florida	000-53539	80-149096
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14044 Icot Blvd., Clearwater, Florida 33760

(Address of principal executive offices) (Zip Code)

727-288-2738

Registrant’s telephone number, including area code

________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry Into a Material Definitive Agreement.

As previously reported, on November 14, 2012 (the “Initial Closing Date”), As Seen On TV, Inc., a Florida corporation (the “Company”), entered into and consummated a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain accredited investors (the “November 2012 Offering”) for the private sale of units (each, a “Unit”) at $50,050 per Unit, each Unit consisting of (i) 71,500 shares of common stock, par value $0.0001 per share (the “Common Stock”) and (ii) warrants to purchase 35,750 shares of Common Stock at an initial exercise price of $0.80 per share (the “Warrants”).  Accordingly, for each $0.70 invested, investors received one share of Common Stock and one-half of a Warrant.  On December 28, 2012 the Company completed the offering, selling a total of 145.6 Units and receiving aggregate gross proceeds of $7,287,199.50.  The Company issued an aggregate of 10,410,285 shares of Common Stock and Warrants to purchase 5,205,143 shares of Common Stock to the investors pursuant to the Securities Purchase Agreement.

The Warrants are exercisable at any time within three years from the Initial Closing Date at an exercise price of $0.80 per share with cashless exercise in the event a registration statement covering the resale of the shares underlying the Warrants is not in effect within the time period set forth in the Securities Purchase Agreement.  The Warrants also provide for weighted average anti-dilution protection in the event that any shares of Common Stock, or securities convertible into Common Stock, are issued at less than the exercise price of the Warrants during any period in which such Warrants are outstanding, subject to certain exceptions as set forth in the Warrants.

If during a period of twelve months from the completion of the November 2012 Offering, the Company issues additional shares of Common Stock or other equity or equity-linked securities (the “Additional Shares”) at a purchase, exercise or conversion price less than $0.70 (subject to certain exceptions and such price is subject to adjustment for splits, recapitalizations, reorganizations), then the Company shall issue additional shares of Common Stock to the investors so that the effective purchase price per share paid for the Common Stock included in the Units shall be the same per share purchase, exercise or conversion price of the Additional Shares.

The Company has provided the investors with “piggyback” registration rights with respect to the resale of the Common Stock and the shares of Common Stock issuable upon exercise of the Warrants.

The Company engaged National Securities Corporation, a registered broker dealer to serve as placement agent (the “Placement Agent”) and the Placement Agent received (a) selling commissions aggregating 10% of the gross proceeds of the Offering, (b) a non-accountable expense allowance of 1% of the gross proceeds of the Offering to defray offering expenses, (c) five-year warrants (“Placement Agent Warrants”) to purchase such number of shares of Common Stock as is equal to 10% of the shares of Common Stock (i) included as part of the Units sold in this Offering at an exercise price equal to $0.70 per share, and (ii) issuable upon exercise of the Warrants sold in the November 2012 Offering at an exercise price equal to $0.80 per share, and (d) 100,000 restricted shares of Common Stock.

As previously reported, during September 2012, the Company issued 12% Senior Secured Convertible Notes in the principal amount of $1,275,000 (the “Notes”) to certain accredited investors. The sale of the Units triggered the automatic conversion of the Notes, which converted into an aggregate of 2,190,140 shares of Common Stock and warrants to purchase an aggregate of 1,095,070 shares of Common Stock, exercisable at $0.80 per share. The warrants are exercisable for period of three years and contain the same terms as the Warrants defined above. The terms of the securities contained in the Units also triggered a weighted average ratchet anti-dilution adjustment on the warrants issued with the Notes and placement agent warrants issued in connection thereto.  As such, the Company issued warrants to purchase an additional 1,137,735 shares of Common Stock to the former Note holders (the “September 2012 Investor Warrants”) and warrants to purchase 227,546 shares of Common Stock to the Placement Agent (the “September 2012 Placement Agent Warrants”).  These warrants issued to the former Note holders and Placement Agent are exercisable at $0.77 per share through September 2015 and contain weighted average anti-dilution adjustment provisions.

Also as previously reported, the sale of the Units also triggered purchase price protection provisions (the “2011 SPA Purchase Price Protection”) provided under the terms of the Company’s securities purchase agreement, dated October 28, 2011 (the “October 2011 SPA”) and warrants issued in connection with the October 2011 SPA were subject to full ratchet anti-dilution protection adjustment. As a result of the securities issued in the November 2012 Offering, the October 2011 SPA purchasers and warrant holders received an additional aggregate of 5,735,176 shares of Common Stock and warrants to purchase an additional 15,079,339 shares of Common Stock exercisable at $0.595 per share. These warrants include warrants issued to the Placement Agent in connection with its participation in the October 2011 SPA and related transactions.

Effective on the Initial Closing Date, Kevin Harrington, the Company’s Chairman, and Steve Rogai, the Company’s Chief Executive Officer, each executed a lock up agreement which provides that, subject to limited exceptions for Mr. Rogai, the officer shall not to sell, assign, transfer or otherwise dispose of their shares of Common Stock or other securities of the Company for a period ending on such date that the November 2012 Offering subscribers have the ability to sell or transfer the Common Stock pursuant to Rule 144 or through an effective registration statement. Following this initial lock-up period, Kevin Harrington has agreed to an additional 12-month leak-out period for his shares, during which he may not sell more than $25,000 worth shares of Common Stock per month for an aggregate $300,000.

The Company received net proceeds of approximately $6,385,000 after payment of commissions and expense allowance to the Placement Agent and other offering and related costs in connection with the November 2012 Offering. The net proceeds from the Securities Purchase Agreement shall be used to purchase product inventory, sales initiatives and general working capital. In addition, the Company has advanced $1,500,000 to eDiets.com, Inc. from the net proceeds of the Units sold. The Company has advanced eDiets.com, Inc. an aggregate of $2,000,000 under unsecured 12% promissory notes payable on or before the earlier of 10 business days following the earlier of (i) the closing date of the merger agreement between the Company and eDiets.com, Inc., (ii) March 31, 2013, or (iii) an event of default under the terms of the notes.

Following the closing of the Securities Purchase Agreement the Company had issued and outstanding approximately 50,996,453 shares of Common Stock.

A copy of the lock up agreement, Securities Purchase Agreement, Warrant, Placement Agent Warrant, September 2012 Investor Warrant and September 2012 Placement Agent Warrant is incorporated herein by reference and is filed as an Exhibit to this Form 8-K. The description of the transactions contemplated by each agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the exhibits filed herewith and incorporated by this reference.

Item 3.02.

Unregistered Sales of Equity Securities.

See Item 1.01 of this Current Report on Form 8-K, which item is incorporated by reference, in connection with the Securities Purchase Agreement and the securities issued in connection therewith. The securities issued above were issued under the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. The securities contain a legend restricting transferability absent registration or applicable exemption. The shareholders received current information about the Company and had the opportunity to ask questions about the Company.  All of the shareholders were deemed accredited.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description

2.1	Securities Purchase Agreement dated November 14, 2012
4.1	Form of Warrant
4.2	Form of Placement Agent Warrant
4.3	Form of September 2012 Investor Warrant (previously filed on Form 8-K dated September 20, 2012)
4.4	Form of September 2012 Placement Agent Warrant (previously filed on Form 8-K dated September 20, 2012)
10.1	Steve Rogai Lock Up Agreement (previously filed on Form 8-K dated November 14, 2012)
10.2	Kevin Harrington Lock Up Agreement (previously filed on Form 8-K dated November 14 2012)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

As Seen On TV, Inc.

By:	/s/ DENNIS W. HEALEY
Name:	Dennis W. Healey
Title:	Chief Financial Officer

Dated: January 3, 2013